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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         We hereby consent to the inclusion of our letter dated February 24, 2000 to Westport Oil and Gas Company, Inc. regarding our estimate of proved reserves, future production and income attributable to certain leasehold and royalty interests of Westport Oil and Gas Company, Inc. in this Registration Statement on Form S-1 (the "REGISTRATION STATEMENT") of Westport Resources Corporation and all references to Ryder Scott Company, L.P. and/or reports prepared Ryder Scott Company, L.P. entitled, "Estimated Net Reserves and Income Data - Certain Leasehold and Royalty Interests of Westport Oil and Gas Company, Inc. as of January 1, 2000" in this Registration Statement and to the reference of our firm as experts in the Registration Statement.


                                         /s/ Ryder Scott Company, L.P.
                                         ------------------------------------
                                         Ryder Scott Company, L.P.

June 28, 2000